ARTICLE 3.1

                    ARTICLES OF AMENDMENT AND RESTATEMENT OF
                          ARTICLES OF INCORPORATION OF
                             POSEIDON FINANCE, INC.

     The undersigned officer of POSEIDON FINANCE, INC. (the "Corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "IBCL"), desiring to give notice of corporate action effectuating the amendment and restatement of its Articles of Incorporation, to supersede and take the place of its heretofore existing Articles of Incorporation and all amendments thereto, certifies the following facts:

                                    ARTICLE I
                                   Restatement

     Section 1. The date of incorporation of the Corporation is December 30, 2004.

     Section 2. The name of the Corporation following this restatement is White River Capital, Inc.

     Section 3. The exact text of the amended and restated Articles of Incorporation of the Corporation, now is as set forth in Exhibit A attached hereto, and such amended and restated Articles of Incorporation replace the Corporation 's Articles of Incorporation, as amended, in their entirety.

     Section 4. The date of adoption of the amended and restated Articles of Incorporation is January 21, 2005.

                                   ARTICLE II
                           Manner of Adoption and Vote


     Section 1. Action by Directors. By resolutions duly adopted at a meeting held on January 21, 2005, the Board of Directors of the Corporation approved and adopted the amended and restated Articles of Incorporation. The Corporation has not yet issued shares of its capital stock. Accordingly, pursuant to IND. CODE ss. 23-1-38-5, the amended and restated Articles of Incorporation of the Corporation are adopted by action of the Board of Directors.

     Section 3. Compliance with Legal Requirements. The manner of adoption of the restatement and the vote by which it was adopted constitute full legal compliance with the provisions of the IBCL, the Articles of Incorporation and the Code of By-Laws of the Corporation.

     Section 4. Effective Date. The Amendment shall become effective when filed with the Indiana Secretary of State.

     IN WITNESS WHEREOF, the undersigned current officer of the Corporation executes, verifies and affirms, subject to the penalties for perjury, this Restatement of the Articles of Incorporation of the Corporation and certifies to the truth of the facts and acts herein recited.

Dated this 26th day of January, 2005.

                                         POSEIDON FINANCE, INC.



                                         /s/ Mark Ruh
                                         ------------------------------
                                         By: Mark Ruh, President

                       Exhibit A: Amended and Restated Articles of Incorporation

                            ARTICLES OF INCORPORATION

                                       OF

                            WHITE RIVER CAPITAL, INC.



White River Capital, Inc. (the "Corporation") desires to amend and restate its Articles of Incorporation pursuant to the provisions of the Indiana Business Corporation Law, as amended, as follows:

                                    ARTICLE 1

                                      Name

     The name of the Corporation is White River Capital, Inc.

                                    ARTICLE 2

                               Purposes and Powers

     Section 2.01. Purposes. The purposes for which the Corporation is formed are the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the "Act").

     Section 2.02. Powers. The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including without limitation, all the powers specifically enumerated in the Act.

                                    ARTICLE 3

                                Term of Existence

     The period during which the Corporation shall continue is perpetual.

                                    ARTICLE 4

                      Registered Office and Resident Agent

       The street address of the registered office of the Corporation is:

                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219
and the name and business office address of its registered agent in charge of such office are:

                                  Treg Bauchert
                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219

                                    ARTICLE 5
                                Number of Shares

     The total number of shares which the Corporation shall have authority to issue is Twenty-three Million (23,000,000) shares, all of which are without par value.

                                    ARTICLE 6

                                 Terms of Shares

     Section 6.01. Designation of Classes, Number and Par Value of Shares. The shares of authorized capital shall be divided into Three Million (3,000,000) shares of Preferred Stock, without par value, as hereinafter provided ("Preferred Stock"), and Twenty Million (20,000,000) shares of Common Stock, without par value ("Common Stock"), as hereinafter provided.

     Section 6.02. Rights, Privileges, Limitations and Restrictions of Preferred Stock. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such Preferred Stock or series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Preferred Stock or series of Preferred Stock ("Preferred Stock Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), voting as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation.

     Section 6.03. Rights, Privileges, Limitations and Restrictions of Common Stock.

          Clause 6.031. Single Class. All shares of Common Stock shall be one class. All shares of Common Stock shall have the same preferences, limitations and relative rights.

          Clause 6.032. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares of stock having priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

          Clause 6.033. Voting Rights. The holders of shares of Common Stock are entitled to cast one (1) vote for each share of Common Stock standing in such Shareholder's name on the books of the Corporation, on each matter voted on at a Shareholder's meeting.

     Section 6.04. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.05. Distribution Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made, and (ii) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended. Cash dividends paid with respect to shares of Common Stock shall be paid in equal amounts upon each share of Common Stock.

     Section 6.06. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.07. Recognition Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Code of By-Laws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

     Section 6.08. Disclosure Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Corporation's Code of By-Laws a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional disposition by the beneficial or record owner or reacquisition by the Corporation of, and (iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

     Section 6.09. No Pre-emptive Rights. The holders of the Common Stock and the holders of the Preferred Stock or any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

     Section 6.10. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 7

                                    Directors

     Section 7.01. Number. The number of Directors of the Corporation shall not be less than three (3) nor more than twelve (12), as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board of Directors has not specified the number of Directors, the number shall be four (4). Directors need not be Shareholders of the Corporation. There shall be no cumulative voting by Shareholders of any class or series in the election of Directors of the Corporation.

     Section 7.02. Classification. Commencing with the election of Directors at any Annual Meeting of Shareholders, if prior to the issuance of notice of such meeting, the Board of Directors has adopted a resolution providing for the future service of Directors elected by the Shareholders in staggered terms, the Board of Directors shall be divided into three (3) classes, with the term of office of one (1) class expiring each year. The initial assignment of each Director nominee to each class shall be determined by the Board of Directors so as to make all classes as nearly equal in number as possible. Commencing with such Annual Meeting of Shareholders, each class of Directors whose term shall then expire shall be elected to hold office for a three-year term.

     Section 7.03. Vacancies. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors, the vacancy shall be filled only by a majority vote of the Continuing Directors with the Director so elected to serve for the remainder of the term of the Director being replaced or, in the case of an additional Director, for the remainder of the term of the class to which the Director has been assigned. All Directors shall continue in office until the election and qualification of their respective successors in office. When the number of Directors is changed, subject to the rights of the holders of any series of Preferred Stock, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the Continuing Directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. A "Continuing Director" means any Director then serving who was a member of the Corporation's Board of Directors on December 31, 2004, or who was recommended for appointment or election (before such person's initial assumption of office as a Director) by a majority of the Continuing Directors or a nominating committee of the Board consisting solely of Continuing Directors.

     Section 7.04. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the class or classes of Common Stock, or series of Preferred Stock, that elected them. Directors may be removed by the Board of Directors only for cause. For purposes of this Section 7.04, the term "cause" means an act or acts of dishonesty by a Director constituting a felony under applicable law or resulting or intending to result directly or indirectly in improper gain to or personal enrichment of such Director at the Corporation's expense.

     Section 7.05. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Corporation's Code of By-Laws.

     Section 7.06. Calling of Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation.

     Section 7.07. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation by the affirmative vote of a number of Directors equal to a majority of the number who constitute a full Board of Directors at the time of such action. Shareholders shall not have any power to make, alter, amend or repeal the Corporation's Code of By-Laws.

     Section 7.08. Factors to be Considered by Board. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries, the effect upon communities in which offices or other facilities of the Corporation are located, and the effect on the Corporation's ability to fulfill its obligations, and any other factors the Directors consider pertinent.

     Section 7.09. Authorized Board of Director Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which (alone or taken together with other transactions) may result in a change in control of the Corporation or which may impair the ability of the Corporation to realize Tax Benefits (defined below) which, in any such case, is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the Shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidence of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may (but need not) be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof. For purposes of this Section 7.09, a "person" shall include an individual, a group acting in concert, a corporation, a limited liability company, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

     Section 7.10. Amendment, Repeal. Notwithstanding anything contained in the Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal this Article 7.

                                    ARTICLE 8

                Provisions for Regulation of Business and Conduct
                            of Affairs of Corporation

     Section 8.01. Amendments of Articles of Incorporation. Except as otherwise provided in Article 7 hereof, the Corporation reserves the right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or any other applicable laws, and all rights and powers conferred upon Shareholders, Directors and/or Officers in these Articles of Incorporation, or any amendment hereto, are granted subject to this reserve power. No Shareholder has a vested property right resulting from any provision in these Articles of Incorporation, or any amendment hereto, or authorized to be in the Code of By-Laws of the Corporation or these Articles of Incorporation by the Act, including, without limitation, provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

     Section 8.02. Action by Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the Code of By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting by written consent as provided in the Code of By-Laws of the Corporation. If the Corporation does not have a class of voting shares registered with the Securities and Exchange Commission at the time action is to be taken by the Shareholders and the action is taken by written consent pursuant to Section 23-1-29-4.5 of the Act, no prior notice of the proposed action shall be required to be given to the Shareholders.

     Section 8.03. Action by Directors. Meetings of the Board of Directors of the Corporation or any committee thereof shall be held at such place, within or without the State of Indiana, as may be specified in the Code of By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board or committee.

     Section 8.04. Places of Keeping of Corporate Records. The Corporation shall keep at its principal office a copy of (1) its Articles of Incorporation, and all amendments thereto currently in effect; (2) its Code of By-Laws, and all amendments thereto currently in effect; (3) minutes of all meetings of the Shareholders and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (4) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders ("Shareholder Communications") for the prior three years; (5) a list of the names and business addresses of the current Directors and the current Officers of the Corporation; and (6) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided from time to time, in the Code of By-Laws, (1) minutes of all meetings of the Board of Directors and of each committee of such Board, and records of all actions taken by the Board of Directors and by each committee without a meeting; (2) appropriate accounting records of the Corporation; (3) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order, stating the number of shares held by each Shareholder; and (4) Shareholders Minutes for periods preceding the prior three years. All of the records of the Corporation described in this Section 8.04 (collectively, the "Corporate Records") shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

     Section 8.05. Limitation of Liability and Reliance on Corporate Records and Other Information.

          Clause 8.051. General Limitation. No Director, member of any committee of the Board of Directors, or of another committee appointed by the Board, Officer, employee or agent of the Corporation ("Corporate Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in Clause 8.051
     (1) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

          Clause 8.052. Reliance on Corporate Records and Other Information. Any Corporate Person shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Corporate Records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a committee of the Board of Directors or other committee appointed by the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors or such appointed committee merits confidence, or
     (D) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

     Section 8.06. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (i) any Director, or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") in which the Director has a material financial interest, or in which the Director is a general partner, or in which the Director is a director, officer, or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board of Directors, a committee of the Board of
Directors with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board of Directors, such committee or such Shareholders authorized, approved or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

     (1) By the Board of Directors or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; and

     (2) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving or ratifying a Conflict Transaction.

This Section 9.06 shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

     Section 8.07. Compensation of Directors. The Board of Directors is hereby specifically authorized, in and by the Code of By-Laws of the Corporation, or by resolution duly adopted by such Board, to make provision for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

     Section 8.08. Direction of Purposes and Exercise of Powers by Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, as the same may, from time to time, be amended, shall direct the carrying out of the purposes and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders of the Corporation.

                                    ARTICLE 9

                                 Indemnification

     Section 9.01. General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director, Officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     Section 9.02. Authorization of Indemnification. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 9.01 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 9.01 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such action, suit or proceeding; or
(3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (4) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under clause (3) above to select counsel.

     Section 9.03. Good Faith Defined.  For purposes of any determination  under
Section 9.01 of this Article 9, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in
Section 9.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more Officers or employees of the Corporation or another enterprise who he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 9.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this
Section 9.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 9.01 of this Article 9.

     Section 9.04. Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 9.02 of this Article, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 9.01 of this Article, and upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article 10, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 9.

     Section 9.05. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the Corporation's Code of By-Laws, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.06. Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 9.01 of this Article 9 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this
Article 9, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     Section 9.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

     Section 9.08. Additional Definitions. For purposes of this Article, "serving an employee benefit plan at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a Director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.

     "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

     Section 9.09. Payments as Business Expense. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.

     Section 9.10. Limitation. Notwithstanding any provision of this Article, without advance specific approval by the Board of Directors, no employee or agent of the Corporation who may be entitled to indemnification under this
Article 10, and who was not a Director or Officer at the time of the event, act or omission giving rise to a claim for indemnity hereunder, shall be entitled to indemnity hereunder if such person is or has been a plaintiff or claimant in any action, suit or proceeding against the Corporation, or any of its Officers or Directors, involving conduct in their capacities as such.

                                   ARTICLE 10

                       Transfer and Ownership Restrictions

     Section 10.01. General. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the Corporation or any member of the Corporation's "affiliated group" as that term is used in Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (x) the repeal of Section 382 of the Code if the Board determines that the restrictions in this Article 10 are no longer necessary for the preservation of the Tax Benefits, and (y) the beginning of a taxable year of the Corporation to which the Board determines that no Tax Benefits may be carried forward, unless the Board shall fix an earlier or later date in accordance with Section 10.05 of this Article 10 (the date on which the restrictions of this Article 10 expire hereunder is sometimes referred to herein as the "Expiration Date.")

          Clause 10.011. Definitions. For purposes of this Article 10:

               1. "Agent" shall have the meaning set forth in Clause 10.021 of this Article 10;

               2. "Controlled Person" shall have the meaning set forth in Clause
          10.024 of this Article 10;

               3. "Option" shall have the meaning set forth in Treasury Regulation Section 1.382-4;

               4. a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the Corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

               5. "Prohibited Distributions" shall have the meaning set forth in Clause 10.021 of this Article 10;

               6. a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of Treasury
          Regulation Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5-percent shareholder" shall be determined (A) without giving effect to the following provisions: Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (B) by
          treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation Section 1.382-2T(h)(2)(i)(A),
          (C) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1), (D) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation Section 1.382-2T(d)(1), and (E) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation Section 1.382-2T(a)(2)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in Clause 10.011.14 shall be applied in lieu of the definition in Treasury Regulation Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such Option as exercised would cause an ownership change);

               7. "Prohibited  Party" shall have the meaning set forth in Clause
          10.026 of this Article 10;

               8. "Prohibited Party Group" shall have the meaning set forth in Clause 10.026 of this Article 10;

               9.  "Prohibited  Shares"  shall  have the  meaning  set  forth in
          Section 10.02 of this Article 10;

               10. a "Public Group" shall have the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the Corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii);

               11.  "Purported  Acquiror  "shall  have the  meaning set forth in
          Section 10.02 of this Article 10;

               12. "Resale  Proceeds" shall have the meaning set forth in Clause
          10.021 of this Article 10;

               13.  "Securities"  shall  have the  meaning  set  forth in Clause
          10.026 of this Article 10;

               14. "Stock" refers to all classes of stock or shares of the Corporation, all options to acquire stock or shares of the Corporation and all other interests that would be treated as stock or shares in the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18)(iii), other than (x) stock described in Section 1504(a)(4) of the Code and (y) stock that would be described in such
          Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

               15. "Subject  Amounts" shall have the meaning set forth in Clause
          10.022 of this Article 10;

               16. "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of issued and outstanding shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article 10 to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

               17.  "Transferee"  means any Person to whom Stock is Transferred.

          Clause 10.012. Prohibited Transfers. No Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected:
     (i) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (ii) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (iii) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulation Section 1.382-2T(f)(13).

          Clause 10.013. Board of Director Consent to Certain Transfers. The Board may permit any Transfer of Stock that would otherwise be prohibited pursuant to Clause 10.012 of this Article 10 if information relating to a specific proposed transaction is presented to the Board and the Board determines that, based on the facts in existence at the time of such determination, such transaction will not delay, reduce, prevent or otherwise jeopardize the Corporation's full utilization of the Tax Benefits. The Board may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through such Transfer; provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such Stock shall include an appropriate legend.

          Clause 10.014. Waiver of Restrictions. Notwithstanding anything herein to the contrary, the Board, in its sole discretion, may waive any of the restrictions contained in Clause 10.012 of this Article 10 in any instance in which the Board determines that a waiver would be in the best interests of the Corporation, notwithstanding the effect of such waiver on the Tax Benefits.

     Section 10.02. Purported Transfer in Violation of Transfer Restrictions. Unless the approval or waiver of the Board is obtained as provided in Clauses
10.013 or 10.014 of this Article 10, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under Clause 10.012 of this Article 10 shall be null and void and shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a Shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Clauses
10.021 and 10.022 below shall apply only in the case of violations of the restrictions contained in parts (i) and (ii) of Clause 10.012 of this Article 10.

          Clause 10.021. Transfer of Prohibited Shares and Prohibited Distributions to Agent. Upon demand by the Corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). The Agent shall sell in an arm's-length transaction (through any exchange or system on which shares of the Corporation's Common Stock are then listed or admitted to trading, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. The proceeds of such sale shall be referred to as "Sales Proceeds." If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Clause 10.022 below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (i) is described in the preceding sentences of this Clause 10.021 and (ii) does not itself violate the provisions of this Article 10 shall be null and void and shall not be effective to transfer any ownership of the Prohibited Shares.

          Clause 10.022. Allocation of Sale Proceeds, Resale Proceeds and Prohibited Distributions. The Sale Proceeds or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity described in Section 501(c)(3) of the Code that is designated by the Corporation in its uncontrolled discretion. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

          Clause 10.023. Prompt Enforcement Against Purported Acquiror. Within thirty (30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the Corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this Clause 10.023 shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided, further that failure of the Corporation to act within the time periods set out in this Clause
     10.023 shall not constitute a waiver of any right of the Corporation to compel any transfer required by, or take any action permitted by, this
     Article 10. Upon a determination by the Board that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section 10.01 of this Article 10, the Board may authorize such additional action as it deems advisable to give effect to the provisions of this Article 10, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

          Clause 10.024. Other Remedies. In the event that the Board determines that a Person proposes to take any action in violation of Clause 10.012 of this Article 10, or in the event that the Board determines after the fact that an action has been taken in violation of Clause 10.012 of this Article 10, the Board, subject to Clause 10.025 of this Article 10, may take such action as it deems necessary, advisable or convenient to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such purported Transfer or other action on the books of the Corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, Clause 10.012 of this Article 10, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as well, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of such violation, put the Corporation in the same financial position as it would have been in had such violation not occurred.

          Clause 10.025. No Restriction on Settlement of Exchange Transactions. Nothing contained in this Article 10 shall preclude the settlement of any transaction involving Stock entered into through the facilities of the Nasdaq National Market or any other securities exchange or system on which shares of Corporation's Common Stock are then listed or admitted to trading. The application of the provisions and remedies described in this
     Section 10.02 of this Article 10 shall be deemed not to so preclude any such settlement.

          Clause 10.026. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer of Stock or other event which does not involve a transfer of beneficial ownership of "shares" of the Corporation within the meaning of the Indiana Business Corporation Law, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (i) or
     (ii) of Clause 10.012 of this Article 10, the application of Clauses 10.021 and 10.022 shall be modified as described in this Clause 10.026. In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the Corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of part (i) or (ii) of Clause 10.012 of this Article 10. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in Clauses 10.021 and 10.022 of this Article 10, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

     Section 10.03. Obligation to Provide Information. The Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the

Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect beneficial or legal ownership of Stock or options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

     Section 10.04. Legends. All certificates issued by the Corporation evidencing ownership of shares of Stock of this Corporation that are subject to the restrictions on transfer and ownership contained in this Article 10 shall bear a conspicuous legend referencing the restrictions set forth in this Article 10.

     Section 10.05. Further Actions. Subject to Clause 10.025 of this Article 10, nothing contained in this Article 10 shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary, advisable or convenient to protect the Corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board believes one or more of such actions is in the best interest of the Corporation, the
Board  may (1)  accelerate  or  extend  the  Expiration  Date,  (2)  modify  the definitions of any terms set forth in this Article 10 or (3) conform any provisions of Section 10.01 of this Article 10 to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided, that the Board shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, as the case may be, which determination may, but need not, be based upon an opinion or advice of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the Shareholders of this Corporation within ten (10) days after the date of any such determination. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article 10 for purposes of determining whether any acquisition of Stock would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article 10. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of the Corporation shall have the exclusive power and authority to administer this
Article 10 and to exercise all rights and powers specifically granted to the Board or the Corporation, or as may be necessary or advisable in the administration of this Article 10, including without limitation, the right and power to (1) interpret the provisions of this Article 10, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this Article 10. All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Corporation, the Agent, all Shareholders and all other parties; provided, however, the Board may delegate all or any portion of its duties and powers under this Article 10 to a committee of the Board as it deems necessary or advisable.

     Section 10.06. Benefits of this Article 10. Nothing in this Article 10 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article 10. This Article 10 shall be for the sole and exclusive benefit of the Corporation and the Agent.

     Section 10.07. Severability. If any provision of this Article 10 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article 10.

                                   ARTICLE 11

                            Miscellaneous Provisions

     Section 11.01. Control Share Chapter Inapplicable. In accordance with Indiana Code Section 23-1-42-5, the provisions of Chapter 42 of the Act governing control share acquisitions shall not apply to control share acquisitions of shares of the Corporation.

     Section 11.02. Business Combination Chapter Inapplicable. In accordance with Indiana Code Section 23-1-43-22, the provisions of Chapter 43 of the Act governing business combinations shall not apply to the Corporation.